InnerWorkings Announces Fourth Quarter and Full-Year 2017 Results
Record fourth quarter revenue increased 11% compared to prior year;
strong growth in profitability expected in 2018

CHICAGO, IL - March 12, 2018 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today announced financial results for the three months and year ended December 31, 2017. For all non-GAAP references below, please refer to the non-GAAP reconciliation tables at the end of this release for more information.

“We had a strong finish to 2017 with a growth rate that exceeded our expectations. In addition, we’ve won several large new contracts in recent months, and we’re well down the path on a number of exciting sales pursuits,” said Chief Executive Officer Eric D. Belcher. “This combination sets us up for strong growth in 2018.”
Fourth Quarter 2017 Results

•	Record gross revenue was $301.0 million in the fourth quarter, an increase of 11% compared with $270.4 million in the fourth quarter of 2016.

•	Gross profit (net revenue) was $71.3 million, or 23.7% of gross revenue, in the fourth quarter, an increase of 4% compared to $68.7 million, or 25.4% of revenue, in the same period of 2016.

•	Net income for the fourth quarter was $1.5 million, or $0.03 per diluted share, compared to $5.0 million, or $0.09 per diluted share, in the prior year period.

•	Non-GAAP adjusted EBITDA was $14.6 million in the fourth quarter, compared to $15.7 million in the fourth quarter of 2016.

•	Non-GAAP diluted earnings per share for the fourth quarter was $0.06, compared to $0.12 in the fourth quarter of 2016.

Full-Year 2017 Results and Recent Highlights

•	Gross revenue was $1,136.3 million in 2017, an increase of 4% compared with $1,090.7 million in 2016.

•	Gross profit (net revenue) was $278.3 million, or 24.5% of gross revenue, in 2017, a 6% increase compared to $263.5 million, or 24.2% of revenue, in 2016.

•	Net income in 2017 was $19.0 million, or $0.35 per diluted share, compared to $4.4 million, or $0.08 per diluted share, in 2016.

•	Non-GAAP adjusted EBITDA was $62.3 million in 2017, reflecting growth of 5% compared to $59.2 million in 2016.

•	Non-GAAP diluted earnings per share for 2017 was $0.41, compared to $0.38 in 2016.

•	Cash flow from operations was $16.1 million in 2017, compared to $10.5 million in the year before.

•
InnerWorkings signed new client contracts during 2017 totaling $130 million of annual revenue at full run-rate. This growth is a blend of expansions with existing accounts as well as the addition of a number of first time clients.

•	In 2018 to date, InnerWorkings has already signed several new client contracts totaling $41 million of annual revenue at full run-rate.

“Our expected growth in 2018 will generate meaningful operating leverage and free cash flow in 2018, giving us the ability to reinvest in our business on behalf of our clients, employees and shareholders,” said Chip Hodgkins, Interim Chief Financial Officer of InnerWorkings.

Rich Stoddart, incoming Chief Executive Officer, added, “InnerWorkings has evolved its business over the past five years to be at the forefront of software, digital, and other growing components of marketing execution. I look forward to helping the company capitalize on its early lead in this emerging market.”

Outlook

InnerWorkings reaffirms the existing full-year 2018 guidance announced previously. The Company expects 2018 annual gross revenue to range between $1,195 million and $1,230 million, representing growth of 5% to 8% compared to 2017. Non-GAAP adjusted EBITDA is expected to be between $74 million and $77 million in 2018, representing growth of 19% to 24% compared to 2017. The Company forecasts 2018 non-GAAP diluted earnings per share to be $0.56 to $0.59, representing growth of 37% to 44% compared to 2017.

Conference Call

Eric D. Belcher, Chief Executive Officer, and Chip Hodgkins, Interim Chief Financial Officer, will host a conference call to discuss the results today at 4:30 p.m. Central time (5:30 p.m. Eastern time). Incoming Chief Executive Officer, Rich Stoddart, will also join the call.

The phone number to access the conference call is (877) 771-7024. A live audio webcast of the call will be available through InnerWorkings' website at http://investor.inwk.com/events.cfm. A replay of the webcast will be available later today at the same location.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the SEC: non-GAAP adjusted EBITDA and non-GAAP diluted earnings per share. The Company believes these measures provide useful information to investors because they provide further insights into the Company’s financial performance. These measures are also used by management in its financial and operational decision-making and evaluation of overall performance. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the reconciliation of non-GAAP adjusted EBITDA and non-GAAP diluted earnings per share included in this release.

The Company has not quantitatively reconciled its guidance for non-GAAP adjusted EBITDA or non-GAAP diluted earnings per share to their most comparable GAAP measure because the Company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the Company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s results.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is headquartered in Chicago, IL and employs 2,000 individuals to support global clients in the execution of multi-faceted brand campaigns in every major market around the world. InnerWorkings serves many industries, including: retail, financial services, hospitality, consumer packaged goods, nonprofit, healthcare, food & beverage, broadcasting & cable, automotive, and transportation. For more information visit: www.inwk.com.
CONTACT:
InnerWorkings, Inc.
Chip Hodgkins
312.676.5774
chodgkins@inwk.com
OR
Bridget Freas
312.589.5613
bfreas@inwk.com

Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Revenue	$300,950	$270,418	$1,136,256	$1,090,704
Cost of goods sold	229,639	201,691	857,921	827,156
Gross profit	71,311	68,727	278,335	263,548
Operating expenses:
Selling, general and administrative expenses	60,091	54,456	225,738	209,967
Depreciation and amortization	3,987	3,534	13,390	17,916
Change in fair value of contingent consideration	—	442	677	10,417
Intangible asset impairment charges	—	70	—	70
Restructuring and other charges	—	1,181	—	5,615
Income from operations	7,233	9,044	38,530	19,563
Other income (expense):
Interest income	20	23	97	86
Interest expense	(1,491)	(918)	(4,729)	(4,171)
Other, net	(826)	(168)	(1,788)	(153)
Total other expense	(2,297)	(1,064)	(6,420)	(4,238)
Income before income taxes	4,936	7,980	32,110	15,325
Income tax expense	3,437	2,933	13,131	10,955
Net income	$1,499	$5,047	$18,979	$4,370

Basic earnings per share	$0.03	$0.09	$0.35	$0.08
Diluted earnings per share	$0.03	$0.09	$0.35	$0.08

Weighted-average shares outstanding – basic	54,113	54,025	53,851	53,607
Weighted-average shares outstanding – diluted	55,175	55,019	54,944	54,460

Condensed Consolidated Balance Sheets

(in thousands)	December 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$30,562	$30,924
Accounts receivable, net	206,712	182,874
Unbilled revenue	49,389	32,723
Inventories	34,807	31,638
Prepaid expenses	19,638	18,772
Other current assets	32,694	24,769
Total current assets	373,802	321,700
Property and equipment, net	36,714	32,656
Intangibles and other assets:
Goodwill	207,162	202,700
Intangible assets, net	27,563	31,538
Deferred income taxes	612	1,031
Other non-current assets	1,382	1,374
Total intangibles and other assets	236,719	236,643
Total assets	$647,235	$590,999
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	134,609	121,289
Current portion of contingent consideration	—	19,283
Accrued expenses	33,694	30,067
Other current liabilities	39,538	35,049
Total current liabilities	207,841	205,688
Revolving credit facility	128,398	107,468
Deferred income taxes	12,348	11,291
Other non-current liabilities	1,874	1,926
Total liabilities	350,461	326,373
Stockholders' equity:
Common stock	6	6
Additional paid-in capital	235,199	224,480
Treasury stock at cost	(55,873)	(49,458)
Accumulated other comprehensive loss	(11,863)	(20,799)
Retained earnings	129,305	110,397
Total stockholders' equity	296,774	264,626
Total liabilities and stockholders' equity	$647,235	$590,999

Condensed Consolidated Statement of Cash Flows

(in thousands)	Year Ended December 31,
	2017	2016

Cash flows from operating activities
Net income	$18,979	$4,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,390	17,916
Stock-based compensation expense	6,820	5,572
Deferred income taxes	3,752	4,084
Change in fair value of contingent consideration liability	677	10,417
Intangible asset impairment charges	—	70
Bad debt provision	454	2,171
Excess tax benefit from exercise of stock awards	—	(4,030)
Other operating activities	210	210
Change in assets, net of acquisitions:
Accounts receivable and unbilled revenue	(40,959)	1,809
Inventories	(3,169)	1,690
Prepaid expenses and other assets	(8,989)	2,442
Change in liabilities, net of acquisitions:
Accounts payable	13,320	(48,955)
Accrued expenses and other liabilities	11,662	12,759
Net cash provided by operating activities	16,147	10,525

Cash flows from investing activities
Purchases of property and equipment	(12,483)	(13,319)
Net cash used in investing activities	(12,483)	(13,319)

Cash flows from financing activities
Net short-term secured borrowings (repayments)	(867)	405
Payments of contingent consideration	(15,345)	(11,374)
Net borrowing of revolving credit facility	20,709	8,739
Proceeds from exercise of stock options	2,663	2,636
Repurchases of common stock	(10,976)	—
Excess tax benefit from exercise of stock awards	—	4,030
Other financing activities	(1,156)	(866)
Net cash provided by (used) in financing activities	(4,972)	3,570

Effect of exchange rate changes on cash and cash equivalents	947	(607)
Increase (decrease) in cash and cash equivalents	(362)	169
Cash and cash equivalents, beginning of period	30,924	30,755
Cash and cash equivalents, end of period	$30,562	$30,924

Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Diluted Earnings Per Share
(Unaudited)

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$1,499	$5,047	$18,979	$4,370
Income tax expense	3,437	2,933	13,131	10,955
Interest income	(20)	(23)	(97)	(86)
Interest expense	1,491	918	4,729	4,171
Other, net	826	168	1,788	153
Depreciation and amortization	3,987	3,534	13,390	17,916
Stock-based compensation expense	1,524	1,474	6,820	5,572
Change in fair value of contingent consideration	—	442	677	10,417
Intangible asset impairment charges	—	70	—	70
Restructuring and other charges	—	1,181	—	5,615
Professional fees related to ASC 606 implementation	529	—	829	—
Business development realignment	—	—	715	—
CEO search costs	454	—	454	—
Czech currency impact on procurement margin	860	—	860	—
Non-GAAP Adjusted EBITDA	$14,587	$15,745	$62,275	$59,153

(in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$1,499	$5,047	$18,979	$4,370
Change in fair value of contingent consideration, net of tax	—	442	677	10,417
Intangible asset impairment charges, net of tax	—	56	—	56
Restructuring and other charges, net of tax	—	909	—	4,873
Realignment-related income tax charges	—	282	—	1,179
Czech exit from exchange rate commitment, net of tax	—	—	294	—
Business development realignment, net of tax	—	—	875	—
Professional fees related to ASC 606 implementation, net of tax	324	—	528	—
CEO search costs, net of tax	282	—	282	—
Czech currency impact on procurement margin, net of tax	697	—	697	—
Accelerated depreciation of internal use software, net of tax	246	—	246	—
Adjusted net income	$3,048	$6,736	$22,578	$20,895
Weighted average shares outstanding, diluted	55,175	55,019	54,944	54,460
Non-GAAP Diluted Earnings Per Share	$0.06	$0.12	$0.41	$0.38